Exhibit 99.1

YP CORP ANNOUNCES MORRIS & MILLER, LTD. AND MATHEW AND MARKSON, LTD. DECLARATION OF BENEFICIAL OWNERSHIP

MESA, Ariz.--(BUSINESS WIRE)--May 27, 2004--YP Corp, Inc., (OTCBB:YPNT) a leading provider of Internet yellow pages and related services, is providing this press release on behalf of its two largest shareholders, Mathew and Markson Ltd. and Morris & Miller Ltd, collectively the M&Ms, and their managing director, Ilse Cooper, the Swiss Consul to the nation of Antigua.

Together the M&Ms own approximately 43 percent of the issued and outstanding shares of YP Corp., which the M&Ms acquired when they sold their company, Telco Billing Inc., to YP Corp. (then RIGL Corp.) in 1999.

Ms. Cooper stated for the record, "Both of these companies are, and have always been, beneficially owned by myself and my sister. I am a cancer survivor and therefore upon mine and my sister's deaths, the remaining assets of the M&M's will be bequeathed to the Swiss Institute for Experimental Cancer Research, a large not-profit-organization partially funded by the Swiss Government. Further, none of the current or past officers or directors of what is now known as YP Corp. have ever been, or are contemplated to be in the future, a beneficial owner or control person of either of my companies, Mathew and Markson, Ltd., Morris & Miller, Ltd. or Antigua Management and Trust. In support of these facts I am providing YP Corp. with legally signed, sworn and notarized affidavits, which it is at liberty to disclose to regulatory agencies as may be required by law."

Ms. Cooper continued, "Although I have repeatedly been asked by YP Corp. to disclose the beneficial ownership of the M&M's, I have resisted doing so in order to protect my privacy and that of my sister. My hope is that this disclosure is the final resolution of this matter and that people will voluntarily respect our privacy. I am annoyed, sickened and frustrated by the speculation and innuendo regarding the ownership of these companies. As a Swiss citizen I am naturally private by nature and am annoyed that a person's private life cannot be kept private in the United States."

"Much as it goes against my Swiss upbringing, as well as my natural desire for personal privacy, I have decided to release this information," Ms. Cooper said. "The baseless, unfounded rumors about the ownership of these entities has seriously damaged all the stockholders of YP Corp. and I cannot, in good conscience, sit back and allow the damage to continue just to protect my personal privacy."

Additionally, Ms. Cooper disclosed for the first time that William Cooper, whose name appears on certain documents, was an officer of Antigua Management and Trust (AMT), the managing entity of the M&Ms, but that his relationship with AMT was terminated in 1999. "My husband's legal issues are an irrelevant personal matter, which in no way affect my investments, including my investments in YP Corp. through my companies, the M&M's, or the way I run AMT," Cooper added.

Greg Crane, YP Corp's Vice President added, "I have been saying for many years that I am not an owner, director or control person of either M&M entity and that I have no beneficial interest


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in them. I have said it in person, in print and under oath. In spite of this, short sellers and others seeking to damage YP Corp. and its stockholders have continued to claim that I am somehow an owner, beneficiary or control person of the M&Ms. I am thankful and relieved that Ms. Cooper has finally publicly disclosed this information so that I will no longer be the subject of these rumors. I have a business relationship with Ms. Cooper spanning more than 5 years as her Liaison in the United States. As a Liaison I act as her eyes and ears or go to person related to some of her other investments such as; real estate, financing, intellectual property, domain names, and other investments, all of which are unrelated to YP Corp. or Telco Billing. My company, Advertising Management and Consulting Services, Inc., like any other advertising agency or consulting firm, manages, buys, contracts for and negotiates on behalf of its clients, including the M&Ms, such things as advertising space, printing contracts, domain names, web hosting, website design, trade marks etc. These services, as well as others, are naturally performed from our offices in Mesa Arizona."

In an effort to further and finally dispel the erroneous and unfounded rumors concerning the true beneficial ownership of the M&Ms, YP Corp. provided the following historical background:

YP Corp.'s Internet yellow page business is transacted exclusively through its wholly owned subsidiary Telco Billing, Inc., which was acquired in June of 1999.

Telco Billing was founded in 1997 by Greg Crane. As a start up, Telco and Mr. Crane personally, were extremely strapped for cash. Telco's business model called for a large upfront cost for the initial mailings to obtain customers. At that time, there existed a long-term delay of 120 days in order for Telco to collect the funds from their customers through the Local Exchange Carriers. As a result it took more than 6 months to begin to recover any of the initial outlay. Meanwhile, the expenses for marketing, payroll and other matters continued to mount. Mr. Crane met Ms. Cooper in Mid 1998 through a series of referrals. At the time that Ilse Cooper and the M&Ms agreed to fund Telco, (Mr. Crane met Ms. Cooper in Mid 1998 through a series of referrals), Mr. Crane and Telco were desperate. Every other possible source of financing had turned them down. Ms. Cooper and the M&Ms demanded and received for their backing, 100% of the stock in Telco Billing, Inc. and the ownership of the domain name www.Yellow-Page.Net
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(effectively the M&Ms purchased the entire company for the amount of the outstanding debts and obligations). The domain name was valuable because every customer that signed up had contracted to be listed on that website. Crane for his part retained his job with Telco Billing, Inc, as did the rest of the employees and had the upside potential of a sizable bonus if all went well.

Mr. Crane stated, "We took the M&M's offer because we had no other choice. I was broke, the company was floundering for lack of capital and I was personally on the line for all of its debts. I figured it was better to be able to pay the creditors, employees and have a good job and a possible bonus than to close the company down."

In contrast, YP Corp.'s current financial position is far more positive. According to Angelo Tullo, YP Corp.'s CEO, "The Company recently completed its most successful quarter to date with over $16 million in revenues and $0.07 per share in net earnings. In addition, the Company's balance sheet has never been stronger, with over $2 million in cash, working capital


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of over $10 million and no debt."

"Despite this solid performance, for the last six months, YP Corp has been under unrelenting attack by short sellers, including a short selling website. In response, YP Corp has sued the website and its owners, charging libel and slander," added Mr. Tullo.

Last week YP Corp discovered that someone had listed YP Corp on the Berlin-Bremen stock exchange in Germany without the Company's knowledge or permission. The Company believes this was an effort to circumvent recently enacted rules limiting short selling of stock. There were no published attacks by the website during the six weeks the company was listed on the Berlin-Bremen exchange. When the Company complained, the Berlin-Bremen exchange immediately canceled the fraudulent listing. The next day the website resumed its published attacks.

"It is now clear to any reasonable person that there is no smoking gun behind the M&Ms," said Mr. Tullo. "Now that we have put these matters behind us we hope that our shareholders, investors and strategic partners can concentrate on YP Corp.'s business model, continued strong growth and market leading position in the online yellow pages industry."


About YP Corp Inc.

YP Corp., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages web site at www.YP.Com. The Company's
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web site contains listings for approximately 18 million businesses in the United
States and 150 million individuals in the United States and Canada. As of March 31, 2004, YP Corp. had approximately 305,000 IAP advertisers.

YP Corp. also provides an array of other Internet services that complement its Yellow Pages web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (web site design & hosting services).

YP Corp. is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations -- Yellow Page Integrated Media Association "YPIMA," the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers "ADP," which mostly represents independent Yellow Pages publishers.


Forward-Looking Disclaimer

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003 and other factors


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that YP Corp. is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP Corp. does not undertake and specifically declines any obligation to update any forward-looking statements.


Contacts

YP Corp, Inc.
Roger Bedier, 480-325-4339
rogerb@ypcorp.com
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